Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited (“DTTL”), its global network of member firms, and their related entities (collectively, the “Deloitte organization”). DTTL (also referred to as “Deloitte Global”) and each of its member firms and related entities are legally separate and independent entities, which cannot obligate or bind each other in respect of third parties. DTTL and each DTTL member firm and related entity is liable only for its own acts and omissions, and not those of each other. DTTL does not provide services to clients. Please see www.deloitte.com/about to learn more. Deloitte provides industry-leading audit and assurance, tax and legal, consulting, financial advisory, and risk advisory services to nearly 90% of the Fortune Global 500® and thousands of private companies. Our people deliver measurable and lasting results that help reinforce public trust in capital markets, enable clients to transform and thrive, and lead the way toward a stronger economy, a more equitable society, and a sustainable world. Building on its 175-plus year history, Deloitte spans more than 150 countries and territories. Learn how Deloitte’s approximately 457,000 people worldwide make an impact that matters at www.deloitte.com. © 2024. For information, contact Deloitte Global. Deloitte Touche Tohmatsu Av. Dr. Chucri Zaidan, 1.240 - 4º ao 12º andares - Golden Tower 04711-130 - São Paulo - SP Brazil Tel.: + 55 (11) 5186-1000 Fax: + 55 (11) 5181-2911 www.deloitte.com.br Memo 2024SP035396_Consent CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-275787 on Form F-3 and Registration Statements Nos. 333-277376, 333-277375, 333-257155, 333-268577 and 333-279469 on Form S-8 of our reports dated April 26, 2024, relating to the financial statements of Patria Investments Limited and the effectiveness of Patria Investments Limited’s internal controls over financial reporting appearing in this Annual Report on Form 20-F/A for the year ended December 31, 2023. /s/ DELOITTE TOUCHE TOHMATSU Auditores Independentes Ltda. São Paulo, Brazil October 11, 2024